U. S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

       Date of Report ( Date of earliest event reported) October 25, 1999

                                     0-23545
                             Commission File Number

                             JRECK Subs Group, Inc.
        (Exact name of small business issuer as specified in its charter)

       Colorado                                       84-1317674
(State or other jurisdiction  of           (IRS Employer Identification Number)
incorporation  or organization)

  2101 West State Road 434, Suite 100,
        Longwood, Florida, 32779                          (407) 682-6363
(Address of principal executive offices)           (Issuer's telephone number
                                                      including  area code)

Item 4. Changes in Registrant's Certifying Accountant.

     (a) Effective October 26, 1999 the Company appointed Pender, Newkirk and Company as independent accounts for the fiscal year to end on September 30, 1999. The decision to dismiss BDO Seidman, LLP was approved by the audit committee acting pursuant to the authority delegated by the Company's Board of Directors.

     BDO Seidman, LLP's reports on the consolidated financial of JRECK Subs Group, Inc. for each of the two recent fiscal years contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the last two fiscal years and in the subsequent interim period to the date hereof, there were no disagreements between JRECK Subs Group, Inc. and BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, LLP would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

The Company has provided BDO Seidman, prior to the filing of the Form 8-K with the Commission, a copy of the disclosures made in this Item 4(a).

     (b) Effective October 26, 1999 the Company engaged Pender, Newkirk and Company as its new independent accountants to audit the Company's financial statements. During the period that BDO Seidman served as independent auditor, including all the interim periods, the Company (or someone on its behalf) never consulted Pender, Newkirk and Company regarding any matter.


Item 7. Exhibits.

        Exhibit No.                     Description

          16.1 Letter from BDO Seidman, LLP to the Securities and Exchange Commission

Item 8. Change in Fiscal Year.

     On October 25, 1999 the Company determined to change its fiscal year end from December 31 to September 30. The 1998 Form 10-KSB was filed for the fiscal year ended December 31, 1998. The next Form 10-KSB to be filed by the Company will cover the reporting period of January 1, 1999 to September 30, 1999.

                                   SIGNATURES

In accordance with all the requirements of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Jreck Subs Group, Inc.
-----------------------------
     (Registrant)
                                       President &
10/27/99  Christopher M. Swartz   Duly Authorized Officer  Christopher M. Swartz
--------  ---------------------   -----------------------  ---------------------
 Date         Print Name                 Title                    Signature


                                  Chief Financial Officer
10/27/99   Michael F. Cronin   Principal Accounting Officer   Michael F. Cronin
--------   -----------------   ----------------------------   -----------------
 Date         Print Name                 Title                    Signature